Filed Pursuant to Rule 424(b)(7)

Registration No. 333-198058

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	5,924,622	$37.17	$220,218,199.74	$28,364.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such additional securities as may hereafter be offered or issued with respect to the securities registered hereby resulting from stock splits, stock dividends, recapitalization or similar capital adjustments.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the registrant’s Common Stock on August 4, 2014 as reported on The NASDAQ Global Select Market. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on August 11, 2014 (File No. 333-198058) (the "Registration Statement"), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 11, 2014)

5,924,622 Shares

Dealertrack Technologies, Inc.

Common Stock

This prospectus supplement relates to up to 5,924,622 shares of our common stock that may be offered for sale from time to time by the selling stockholders identified in this prospectus supplement. The prices at which the selling stockholders may sell the shares will be determined by prevailing market prices, prices related to such market prices, a fixed price or prices subject to change or at negotiated prices. We will not receive any portion of the proceeds from the sale of the shares of our common stock by the selling stockholders.

The shares of common stock covered by this prospectus supplement were issued to the selling stockholders in connection with our acquisition of Dealer Dot Com, Inc. in March 2014. The selling stockholders identified in this prospectus supplement may sell the shares through ordinary brokerage transactions or through any other means described in the section herein entitled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer the shares for sale. The selling stockholders may sell any, all or none of the shares of common stock offered by this prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol “TRAK.” The last reported sale price of our common stock on NASDAQ on August 8, 2014 was $38.15 per share.

Investing in our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page S-5 of this prospectus supplement and the information included in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 11, 2014

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Information We Incorporate by Reference	2
Forward-Looking Statements	3
Dealertrack Technologies, Inc.	4
Risk Factors	4
Use of Proceeds	4
Description of Capital Stock	5
Selling Stockholders	7
Plan of Distribution	7
Legal Matters	7
Experts	7

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, and the accompanying prospectus, are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find More Information” and “Information We Incorporate by Reference,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling stockholders are not making offers to sell common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of its respective cover, or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, the terms “Dealertrack,” “Company,” “we” and “our” in this prospectus refer to Dealertrack Technologies, Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Our Internet address is www.dealertrack.com and the investor relations section of our website is located at http://ir.dealertrack.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

S-1

Information We Incorporate by Reference

We “incorporate by reference” into this prospectus supplement some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Any information contained in future SEC filings that are incorporated by reference into this prospectus supplement will automatically update this prospectus supplement and the accompanying prospectus, and any information included directly in this prospectus supplement shall update and supersede the information contained in the accompanying prospectus and past SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement the following documents and information filed by us with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2014;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2014 and June 30, 2014, as filed with the SEC on May 12, 2014, and August 11, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 13, 2014, March 4, 2014, April 14, 2014, April 17, 2014, June 3, 2014 and August 11, 2014 and our Current Reports on Form 8-K/A filed with the SEC on May 13, 2014 and August 11, 2014; and

•	the description of our common stock contained in Dealertrack’s Registration Statement on Form 8-A as filed with the SEC on December 6, 2005 pursuant to Section 12(g) of the Exchange Act.

We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the completion of the offering under this prospectus supplement. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dealertrack Technologies, Inc.

1111 Marcus Ave., Suite M04

Lake Success, NY 11042

(516) 734-3600

S-2

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the documents incorporated herein by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements that do not relate to historical or current facts or matters are forward-looking statements, including statements regarding our future financial position, business strategy, our expectations regarding future operational liquidity, contractual obligations and other commercial commitments and capital requirements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors which could materially affect such forward-looking statements include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including ADP, AutoTrader, Open Dealer Exchange, Reynolds and Reynolds and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; the possibility that the expected benefits of our acquisition of Dealer.com may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of Dealer.com; and other risks listed in Dealertrack’s reports filed with the SEC, including in the section entitled “Risk Factors” in Part 1, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to revise or update any such forward-looking statements whether as a result of new information, to reflect subsequent events or otherwise, except as required by law. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed with the SEC. We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we file with SEC.

S-3

THE OFFERING

You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the section titled “Risk Factors” on page S-5 below.

Shares of our common stock offered by the selling stockholders	5,924,622 shares of our common stock, par value $0.01 per share.

Offering Price	To be determined by prevailing market prices at the time of sale, prices related to such market price, a fixed price or prices subject to change or at negotiated prices.

Use of proceeds after expenses	We will not receive any proceeds from the sale of shares by the selling stockholders.

NASDAQ symbol	TRAK

The shares of our common stock covered by this prospectus supplement may be sold by the selling stockholders from time to time at prices determined by the selling stockholders at the time of sale. The shares of our common stock covered by this prospectus supplement were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act in connection with our acquisition of Dealer Dot Com, Inc. in March 2014.

Additional information about us can be found in our documents filed with the SEC, which are incorporated by reference herein. See “Where You Can Find More Information” and “Information We Incorporate By Reference” in this prospectus supplement.

Our headquarters are located at 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042 and our telephone number is (516) 734-3600. We maintain a website at www.dealertrack.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus.

S-4

Risk Factors

Investing in our common stock involves risks. You should carefully consider the specific risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference, which may be amended, supplemented or superseded from time to time by any risk factors set forth in other reports we filed with the SEC in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement, their pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from the sale of shares of common stock. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

S-5

Selling Stockholders

This prospectus supplement relates to the resale of shares of our common stock held by the selling stockholders listed below. The selling stockholders acquired these shares from us in a private offering pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act or Regulation D, Rule 506 thereunder in connection with our acquisition of Dealer Dot Com, Inc. in March 2014. The registration statement of which the accompanying prospectus is a part and this prospectus supplement have been filed pursuant to registration rights granted to the selling stockholders as part of our acquisition.

Under the terms of the stockholders agreement between us, the selling stockholders and other parties, we will pay all expenses of the registration of the shares of our common stock, including SEC filings fees, except that the selling stockholders will pay all underwriting discounts, fees and selling commissions, if any. Our expenses for the registration of the shares of our common stock are estimated to be approximately $140,364.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of August 8, 2014. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock offered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that, after completion of the offering, none of the shares of common stock covered by this prospectus supplement will be held by the selling stockholders.

In the table below, the percentage of shares beneficially owned is based on 53,892,945 shares of our common stock outstanding at July 31, 2014, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated in the footnotes to the table below, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of common stock shown as beneficially owned.

Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement, except that they are party to that certain stockholders agreement with us, dated as of December 19, 2013. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The figures in the table below include shares of common stock held in escrow for the selling stockholders pursuant to the Escrow Agreement, dated as of February 28, 2014 among us, U.S. Bank National Association, Hartford, Connecticut and Jason Chapnik.

S-6

	Prior to the offering[1]			After the offering (assuming all shares of common stock being offered are sold)
Name of Selling Stockholder	Number of shares of common stock beneficially owned	Percent of shares of common stock outstanding	Number of shares of common stock being registered for resale[2]	Number of shares of common stock beneficially owned	Percent of shares of common stock outstanding
Accel Growth Fund L.P. (3)(9)	574,574	1.07%	574,574	-	-
Accel Growth Fund Strategic Partners L.P. (4)(9)	11,198	0.02%	11,198	-	-
Accel Growth Fund Investors 2011 L.L.C. (5)(9)	39,785	0.07%	39,785	-	-
Accel IX L.P. (6)(9)	98,041	0.18%	98,041	-	-
Accel IX Strategic Partners L.P. (7)(9)	10,441	0.02%	10,441	-	-
Accel Investors 2010(B) L.L.C. (8)(9)	7,392	0.01%	7,392	-	-
MPL (Cayman) LP (10)	3,017,298	5.6%	3,017,298	-	-
Lawrence J. Slatkin and Kenneth Finch (11)	4,854	0.01%	4,854	-	-
Intercapital Financial Limited (12)	2,161,039	4.01%	2,161,039
Total Shares Registered:	5,924,622	10.99%	5,924,622	-	-

1	The amounts set forth in this column include the shares of common stock beneficially owned by each selling stockholder as of August 8, 2014. A portion of the shares beneficially owned by the selling stockholders are held in escrow in connection with our acquisition of Dealer Dot Com, Inc. in March 2014, and remain subject to the terms and conditions of the related escrow agreement.
2	The amounts set forth in this column are the numbers of shares of common stock that may be offered by each selling stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the selling stockholders may own beneficially or otherwise.
3	Accel Growth Fund Associates L.L.C. ("AGFA") is the General Partner of Accel Growth Fund L.P. ("AGF") and has the sole voting and investment power. Andrew G. Braccia, James W. Breyer, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of AGFA and share such powers. No individual Managing Member is deemed to be the beneficial owner of the securities indirectly owned by AGFA.
4	AGFA is the General Partner of Accel Growth Fund Strategic Partners L.P. ("AGFSP") and has the sole voting and investment power. Andrew G. Braccia, James W. Breyer, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of AGFA and share such powers. No individual Managing Member is deemed to be the beneficial owner of the securities indirectly owned by AGFA.
5	Andrew G. Braccia, James W. Breyer, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of Accel Growth Fund Investors 2011 L.L.C. and therefore share the voting and investment powers. No individual Managing Member is deemed to be the beneficial owner of the securities directly owned by Accel Growth Fund Investors 2011 L.L.C.
6	Accel IX Associates L.L.C. ("A9A") is the General Partner of Accel IX L.P. ("A9") and has the sole voting and investment power. James W. Breyer, Kevin J. Efrusy, Ping Li, and Arthur C. Patterson are the Managing Members of A9A and share such powers. No individual Managing Member is deemed to be the beneficial owner of the securities indirectly owned by A9A.
7	A9A is the General Partner of Accel IX Strategic Partners L.P. ("A9SP") and has the sole voting and investment power. James W. Breyer, Kevin J. Efrusy, Ping Li, and Arthur C. Patterson are the Managing Members of A9A and share such powers. No individual Managing Member is deemed to be the beneficial owner of the securities indirectly owned by A9A.
8	James W. Breyer, Kevin J. Efrusy, Ping Li, and Arthur C. Patterson are the Managing Members of Accel Investors 2010(B) L.L.C. and therefore share the voting and investment powers. No individual Managing Member is deemed to be the beneficial owner of the securities directly owned by Accel Investors 2010(B) L.L.C.
9	Each Managing Member disclaims beneficial ownership except to the extent of his or her pecuniary interest therein.
10

MPL (Cayman) LP is owned by (i) Apax Europe VI Nominees Ltd (holding as a nominee for Apax Europe VI-A, L.P. ("Europe VI-A") and Apax Europe VI-1, L.P. ("Europe VI-1")), (ii) Apax Europe VII Nominees Ltd (holding as a nominee for Apax Europe VII-A, L.P. ("Europe VII-A"), Apax Europe VII-B, L.P. ("Europe VII-B") and Apax Europe VII-1, L.P. ("Europe VII-1")) and (iii) Apax US VII, L.P. ("Apax US VII"). MPL (Cayman) GP Ltd. is the general partner of MPL (Cayman) LP. MPL (Cayman) GP Ltd. is owned by Apax Europe VI Nominees Ltd., Apax Europe VII Nominees Ltd. and Apax US VII. Apax Europe VI GP L.P. Inc. is the general partner of each of Europe VI-A and Europe VI-1. Apax Europe VI GP Co. Limited is the general partner of Apax Europe VI GP L.P. Inc. Apax Europe VII GP L.P. Inc. is the general partner of each of Europe VII-A, Europe VII-B and Europe VII-1. Apax Europe VII GP Co. Limited is the general partner of Apax Europe VII GP L.P. Inc. The directors of Apax Europe VI GP Co. Limited and Apax Europe VII GP Co. Limited are Jeremy Arnold, Simon Cresswell, Andrew Guille, Nicholas Kershaw, Gordon Purvis and David Staples, who share voting and investment power over the shares beneficially owned by Apax Europe VI Nominees Ltd. and Apax Europe VII Nominees Ltd. However, none of them individually is deemed to be a beneficial owner of the shares held by such entity. Apax US VII GP, L.P. is the general partner of Apax US VII. Apax US VII GP, Ltd. is the general partner of Apax US VII GP, L.P. John F. Megrue owns 100% of the equity interests of Apax US VII GP, Ltd. and has the sole voting and investment power over the shares beneficially owned by Apax US VII GP, Ltd.

11	Lawrence J. Slatkin and Kenneth Finch hold the shares jointly and share voting and investment power.
12	Wayne Weaver as sole director of Intercapital Financial Limited exercises sole dispositive and investment power. Wayne Weaver disclaims beneficial ownership except to the extent of his pecuniary interest therein.

S-7

Plan Of Distribution

The shares of common stock covered by this prospectus supplement are being registered to permit public secondary trading of these shares by the holders of such shares from time to time. Registration of the shares of common stock covered by this prospectus supplement does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders and their pledgees, assignees, donees, or other successors-in-interest who acquire their shares of common stock after the date of this prospectus supplement may offer and sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through NASDAQ or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed or any automated inter-dealer quotation system on which the securities are traded;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

•	through the distribution of the securities by the selling stockholder to its partners, members, equityholders or creditors who may from time to time effect sales or other distributions of the securities;

•	one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the securities for whom they may act as agent;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing methods or by any other legally available means.

The selling stockholders may also transfer the securities by gift.

We are not aware of any current arrangements by the selling stockholders for the sale of any of the shares of common stock.

S-8

The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the shares of common stock. These brokers, dealers or underwriters may act as principals, or as an agent of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. If the broker-dealer is unable to sell shares of common stock acting as agent for the selling stockholders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or in over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, or in accordance with Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus supplement, regardless of whether the securities are covered by this prospectus supplement.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by the holder. The pledgees, secured parties or persons to whom the securities have been so pledged or hypothecated (or otherwise subject to a security interest) will, upon foreclosure in the event of default, be deemed to be a selling stockholder. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. The selling stockholders (or their respective pledgees, donees, transferees or other successors in interest) also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest thereof will be considered a selling stockholder for purposes of this prospectus supplement and, if required under the Securities Act, will be identified in a prospectus supplement.

In addition, the selling stockholders may, from time to time, sell the shares of common stock short, and, in those instances, this prospectus supplement may be delivered in connection with the short sales and the securities offered under this prospectus supplement may be used to cover short sales.

If we are notified at the time a particular offer of shares of common stock is made and determine that the offer or sale arrangement requires additional disclosure, we will prepare and file an additional prospectus supplement that will set forth the aggregate amount of the shares of common stock being offered by the selling stockholders and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to the particular offer. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of the selling stockholder’s securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions). The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds received by the selling stockholder from the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with selling stockholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also loan or pledge the shares of common stock offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in an additional prospectus supplement or a document incorporated by reference to the extent required.

S-9

Under the stockholders agreement, we have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the shares of common stock registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter or agent against certain liabilities related to the selling of the shares of common stock, including liabilities arising under the Securities Act.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Other than as described below and other than fees and expenses of counsel for any underwriters, we have agreed to pay all of the registration expenses incurred in connection with this offering, including, without limitation, (i) all registration and filing fees (including fees and expenses with respect to registrations and filings required to be made with the SEC, NASDAQ and FINRA), (ii) blue sky fees and expenses, (iii) printing, messenger and delivery expenses, (iv) fees and disbursements of our counsel, (v) expenses (other than underwriter expenses) incurred in connection with any road show, (vi) fees and disbursements of our independent accountants (including the expenses of any required comfort letters, and (vii) fees and expenses incurred in connection with the listing of the common stock on NASDAQ. The selling stockholders are responsible for (i) any underwriting discounts, fees or selling commissions or broker or similar commissions or fees, and (ii) fees and expenses of the selling stockholders’ counsel.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered hereby.

To the extent permitted by applicable law, this plan of distribution may be modified in an additional prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby. This offering will terminate on the date that all shares of common stock covered by this prospectus supplement have been sold by the selling stockholders.

S-10

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Casey & Casey NPS, Inc., VINTek, Inc., Customer Focused Marketing, Inc., and Nexteppe Business Solutions, Inc. businesses the registrant acquired as of December 31, 2013, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Dealer Dot Com, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from Dealertrack Technologies, Inc. Current Report on Form 8-K/A filed with the SEC on August 11, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon authority as experts in accounting and auditing.

The audited consolidated financial statements of Chrome Data LP as of December 31, 2013 and 2012 and for the two year period ended December 31, 2013 included as Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-11

PROSPECTUS

Dealertrack Technologies, Inc.

Common Stock

We, or any selling stockholder to be identified in a prospectus supplement, may offer and sell shares of our common stock in amounts and at prices and on terms that will be determined at the time of any such offering.

Each time any shares of our common stock are offered pursuant to this prospectus, we will describe in one or more prospectus supplements to this prospectus the specific manner and terms on which shares of common stock may be offered and sold by us or any selling stockholder. Prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed for trading on The NASDAQ Global Select Market under the symbol “TRAK.”

Investing in our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2014

i

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock in one or more offerings. We or any selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the manner and terms on which our common stock is being offered or sold pursuant to the registration statement of which this prospectus forms a part. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference herein or therein as described under “Where You Can Find More Information” and “Information We Incorporate by Reference,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder has authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any selling stockholder are making offers to sell common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Dealertrack Technologies, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of its respective cover, or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, the terms “Dealertrack,” “Company,” “we” and “our” in this prospectus refer to Dealertrack Technologies, Inc. and its consolidated subsidiaries.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Our Internet address is www.dealertrack.com and the investor relations section of our website is located at http://ir.dealertrack.com. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC and they do not contain all of the information included in the registration statement. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above. Statements in this prospectus or any prospectus supplement concerning any document filed as an exhibit are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

1

Information We Incorporate by Reference

We “incorporate by reference” into this prospectus some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus. Any information contained in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any information included directly in this prospectus shall update and supersede the information contained in past SEC filings incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the following documents and information filed by us with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2014;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2014 and June 30, 2014, as filed with the SEC on May 12, 2014, and August 11, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 13, 2014, March 4, 2014, April 14, 2014, April 17, 2014, June 3, 2014 and August 11, 2014 and our Current Reports on Form 8-K/A filed with the SEC on May 13, 2014 and August 11, 2014; and

•	the description of our common stock contained in Dealertrack’s Registration Statement on Form 8-A as filed with the SEC on December 6, 2005 pursuant to Section 12(g) of the Exchange Act.

We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus but have not been delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. Requests for such copies should be directed to our Investor Relations department, at the following address:

Dealertrack Technologies, Inc.

1111 Marcus Ave., Suite M04

Lake Success, NY 11042

(516) 734-3600

2

Forward-Looking Statements

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein or therein by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements that do not relate to historical or current facts or matters are forward-looking statements, including statements regarding our future financial position, business strategy, our expectations regarding future operational liquidity, contractual obligations and other commercial commitments and capital requirements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors which could materially affect such forward-looking statements include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including ADP, AutoTrader, Open Dealer Exchange, Reynolds and Reynolds and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; the possibility that the expected benefits of our acquisition of Dealer.com may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of Dealer.com; and other risks listed in Dealertrack’s reports filed with the SEC, including in the section entitled “Risk Factors” in Part 1, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to revise or update any such forward-looking statements whether as a result of new information, to reflect subsequent events or otherwise, except as required by law. You are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed with the SEC. We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we file with SEC.

3

DEALERTRACK TECHNOLOGIES, INC.

Dealertrack’s web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, original equipment manufacturers, third-party retailers, aftermarket providers and other service providers. Dealertrack operates the largest online credit application networks in the United States and Canada. We believe Dealertrack delivers the industry’s most comprehensive solution set for automotive retailers, including:

•	Dealer Marketing solutions, which deliver websites, digital advertising products, and digital marketing offerings to assist dealers in achieving higher lead conversion rates by helping to optimize the number of shoppers to their websites;

•	Dealer Management solutions, which provide independent and franchised dealers with a powerful dealer management system (DMS) featuring easy-to-use tools and real-time data access to enhance their efficiency;

•	F&I solutions, which allow dealers to streamline the in-store and online sales processes as they structure deals from a single integrated platform;

•	Inventory solutions, which deliver vehicle inventory management and transportation offerings to help dealers accelerate used-vehicle turn rates and assist with the facilitation of vehicle delivery;

•	Registration & Titling solutions, which include online and cross-state vehicle registration services; and

•	Collateral Management solutions, which include electronic lien and titling applications and services, title and collateral administration, as well as our digital contracting processing services.

We are a Delaware corporation formed in August 2001. We are organized as a holding company and conduct a substantial amount of our business through our subsidiaries, including Dealertrack Canada, Inc., Dealertrack Digital Services, Inc., Dealertrack, Inc., Dealer Dot Com, Inc., Dealertrack Processing Solutions, Inc., Dealertrack Systems, Inc., Dealertrack Collateral Management Solutions, Inc., General Systems Solutions, Inc., and VINtek, Inc.

Our headquarters are located at 1111 Marcus Avenue, Suite M04, Lake Success, New York 11042 and our telephone number is (516) 734-3600. We maintain a website at www.dealertrack.com. Information on our website is not incorporated into this prospectus or any prospectus supplement.

Risk Factors

Investing in our common stock involves risks. You should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Use of Proceeds

When we offer shares of our common stock, we will describe in a prospectus supplement relating to the shares offered how we intend to use the proceeds from their sale. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that shares of common stock are sold by a selling stockholder.

4

DESCRIPTION OF CAPITAL STOCK

General

This section summarizes rights of our capital stock, certain provisions of our fifth amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Authorized Capitalization

Our certificate of incorporation authorizes us to issue up to 175,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

As of June 30, 2014, there were issued and outstanding:

•	57,042,962 shares of our common stock issued and 53,793,770 shares of our common stock outstanding;

•	3,249,192 shares of our common stock held as treasury stock;

•	No shares of our preferred stock issued or outstanding; and

•	4,141,380 shares of our common stock issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock units and performance stock units granted to employees, officers and directors.

Common Stock

All holders of shares of common stock are entitled to the same rights and privileges. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-law Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

5

Classified Board of Directors

Our certificate of incorporation divides our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our by-laws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% or more of our outstanding shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and by-laws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent

Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may be taken by written consent in lieu of a meeting only if the action to be effected by such written consent and the taking of such action by such written consent have been previously approved by the board of directors.

Special Meetings of Stockholders

Our by-laws provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or By-laws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under “Special Meetings of Stockholders” or “Advance Notice Requirements for Stockholder Proposals and Director Nominations.”

Blank Check Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority to issue, without stockholder approval, up to 10,000,000 shares of our preferred stock in one or more series, and to fix for each such series the voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including, without limitation, terms of redemption, dividend rights, liquidation preference, conversion rights and the number of shares constituting any series and the designation thereof.

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock, including rights to acquire preferred stock in connection with implementing a stockholder rights plan, with voting or other rights or preferences that could impede the success of any attempt to change our control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TRAK.”

6

Selling stockholders

Information regarding selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Plan of Distribution

We or any selling stockholder may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

The validity of the shares of common stock that may be issued and sold hereunder will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Casey & Casey NPS, Inc., VINTek, Inc., Customer Focused Marketing, Inc., and Nexteppe Business Solutions, Inc. businesses the registrant acquired as of December 31, 2013, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Dealer Dot Com, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from Dealertrack Technologies, Inc. Current Report on Form 8-K/A filed with the SEC on August 11, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon authority as experts in accounting and auditing.

The audited consolidated financial statements of Chrome Data LP as of December 31, 2013 and 2012 and for the two year period ended December 31, 2013 included as Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of BDO Canada LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7

5,924,622 Shares

Dealertrack Technologies, Inc.

Common Stock

August 11, 2014